UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2004

CIVITAS BANKGROUP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	000-27393	62-1297760

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

4 Corporate Centre
810 Crescent Centre Drive, Suite 320
Franklin, Tennessee	37067

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 383-6619

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX
EX-99.1 PRESS RELEASE 07/29/04

Item 9. Regulation FD Disclosure.

This Current Report on Form 8-K is being furnished to disclose the press release issued by Civitas BankGroup, Inc. (the “Company”) on July 29, 2004. The press release, which is filed as Exhibit 99.1 hereto, was to announce that the Company had entered into an agreement to dispose of certain of its assets in The Bank of Dyer and its three offices in Gibson County.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS BANKGROUP, INC.
Date: July 30, 2004	By:	/s/ Andy LoCascio
Andy LoCascio
Chief Financial Officer

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release Issued by Civitas BankGroup, Inc. dated July 29, 2004.